Exhibit 99.1

Focus Universal Inc. Announces $4.0 Million Private Placement

Priced at the Market Under Nasdaq Rules

WEST COVINA, CA, APRIL 6, 2026 -- Focus Universal Inc. (NASDAQ: FCUV) (the “Company”), a provider of patented hardware and software design technologies for the Internet of Things (IoT), 5G, and AI-driven SEC financial reporting automation software, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of approximately $4.0 million of shares of Common Stock and pre-funded and investor warrants at a price of $3.58 per Common Unit. The entire transaction has been priced at the market under Nasdaq rules.

The offering consisted of the sale of 1,117,318 Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant, (ii) one (1) Series A PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $3.33 and (iii) one (1) Series B PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $3.33. The offering price per Common Unit is $3.58 (or $3.57999 for each Pre-Funded Unit, which is equal to the offering price per Common Unit sold in the offering minus an exercise price of $0.00001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Unit sold in the offering, the number of Common Units in the offering will be decreased on a one-for-one basis. The initial exercise price of each Series A Common Warrant is $3.33 per share of Common Stock. The Series A Common Warrants are exercisable immediately and expire 24 months after the initial issuance date. The initial exercise price of each Series B Common Warrant is $3.33 per share of Common Stock. The Series B Common Warrants are exercisable immediately and expire 60 months after the initial issuance date.

Aggregate gross proceeds to the Company are expected to be approximately $4.0 million. The transaction is expected to close on or about April 7, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the private placement. Corporate Securities Legal LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

The securities described above are being sold in a private placement transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

1

About Focus Universal Inc.

Focus Universal Inc. is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technology platforms with 26 patents and patents pending in various phases and eight trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. For maintenance cost control, the company has also omnibus patents encompassing these patents into patent family groups. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus currently trades on the Nasdaq Markets.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For company inquiries, please contact:

Investor Relations

626-272-3883
ir@focusuniversal.com

2